PRA Group Reports Fourth Quarter 2021 Results

NORFOLK, Va., February 28, 2022 - PRA Group, Inc. (Nasdaq: PRAA), a global leader in acquiring and collecting nonperforming loans, today reported its financial results for the fourth quarter and full year of 2021. Net income attributable to PRA Group, Inc. increased $4.5 million, or 15%, to $34.3 million compared to the fourth quarter of 2020. Diluted earnings per share were $0.79 compared to $0.65 in the fourth quarter of 2020. For the year ended December 31, 2021, net income attributable to PRA Group, Inc. increased $33.8 million, or 23%, to $183.2 million, or $4.04 per diluted share, compared to the year ended December 31, 2020.

Fourth Quarter Highlights
•Total cash collections were $473.7 million.
•Total revenues were $256.9 million.
•Cash efficiency ratio1 of 63.5%.
•Diluted earnings per share increased 22% to $0.79.
•Common stock repurchases of $139 million, or 3.0 million shares, at an average price of $45.66 per share.
•Debt to Adjusted EBITDA2 decreased to 1.89x from 1.99x at December 31, 2020.
•$1.4 billion available for portfolio purchases.
•Total portfolio purchases of $201.7 million.
•Estimated remaining collections (ERC) of $6.0 billion.

Full Year Highlights
•Record total cash collections were $2.1 billion.
•Record total revenues were $1.1 billion.
•Record cash efficiency ratio1 of 65.3%.
•Record net income attributable to PRA Group, Inc. of $183.2 million.
•Total portfolio purchases of $972.3 million.
•Common stock repurchases of $212.9 million, or 4.8 million shares, at an average price of $43.97 per share.

“The fourth quarter culminated an excellent year for PRA. We collected record levels of cash globally and had record revenues and net income. In Europe, strong portfolio purchases over the last two years drove robust collections. The increase in cash collections, coupled with efficiencies achieved in our operations, produced a record cash efficiency ratio for the year,” said Kevin Stevenson, president and chief executive officer. “Entering 2022, we had maximum forward flow commitments that were $149 million higher than the commitments we had entering 2021. Despite increased competition and pricing pressure, we believe the European pipeline is strong and economic indicators point to an increasing pipeline in the U.S. by the end of 2022. We believe our strong balance sheet will allow us to capitalize on these opportunities.”

Cash Collections and Revenues
•The following table presents cash collections by quarter and by source on an as reported and constant currency-adjusted basis:

1.Calculated by dividing cash receipts less operating expense by cash receipts.
2.A reconciliation of this non-GAAP financial measure to the most comparable GAAP measure can be found at the end of this press release.

Cash Collection Source	2021				2020
($ in thousands)	Q4	Q3	Q2	Q1	Q4
Americas and Australia Core	$257,705	$276,691	$324,845	$347,638	$286,524
Americas Insolvency	36,851	37,464	37,768	35,253	36,048
Europe Core	155,853	151,625	157,637	149,486	141,471
Europe Insolvency	23,262	22,574	23,579	23,510	17,830
Total Cash Collections	$473,671	$488,354	$543,829	$555,887	$481,873

Cash Collection Source -
Constant Currency Adjusted	2021				2020
($ in thousands)	Q4				Q4
Americas and Australia Core	$257,705				$285,712
Americas Insolvency	36,851				36,072
Europe Core	155,853				140,570
Europe Insolvency	23,262				18,022
Total Cash Collections	$473,671				$480,376

•Total cash collections in the quarter decreased $8.2 million compared to the fourth quarter of 2020. A 12% increase in Europe cash collections was more than offset by an 11% decrease in U.S. call center and other cash collections and a 29% decrease in Brazil cash collections. For the full year, cash collections increased $55.9 million compared to the full year of 2020.
•Total portfolio revenue in the quarter was $252.0 million compared to $270.4 million in the fourth quarter of 2020. The Company assumed that the majority of the fourth quarter 2021 overperformance was acceleration of future collections, consistent with its assumptions during prior periods. The Company also increased near-term expected collections in certain geographies to reflect recent performance and trends in collections, and made corresponding reductions later in the forecast period. For the full year, total portfolio revenue increased $19.9 million compared to the full year 2020.

Expenses
•Operating expenses in the quarter decreased $10.2 million compared to the fourth quarter of 2020. The decrease was primarily driven by a reduction in legal collection costs due to fewer accounts being placed into the Company's legal channel as a result of a shift in collections from the legal channel to the call centers and digital platforms and lower levels of portfolio acquisitions in the U.S. This decrease was partially offset by an increase in other operating expenses. For the full year, operating expenses increased $5.0 million compared to the same period in 2020.
•Interest expense, net decreased $3.2 million compared to the fourth quarter of 2020 primarily due to the Company's early adoption of the new accounting for convertible debt as well as lower outstanding balances. For the full year, interest expense, net decreased $17.6 million compared to the same period in 2020.
•The effective tax rate for the full year was 21.9% compared to 19.7% in 2020.

Portfolio Acquisitions
•The Company purchased $201.7 million in nonperforming loan portfolios in the fourth quarter of 2021.
•At the end of the fourth quarter, the Company had in place forward flow commitments of up to $650.6 million with $246.7 million in the Americas and Australia and $403.9 million in Europe.

Portfolio Purchase Source	2021				2020
($ in thousands)	Q4	Q3	Q2	Q1	Q4
Americas and Australia Core	$90,263	$162,451	$98,901	$88,912	$67,460
Americas Insolvency	21,183	9,878	14,642	9,486	12,504
Europe Core	60,430	212,194	106,134	44,095	137,647
Europe Insolvency	29,820	7,424	—	16,468	72,171
Total Portfolio Acquisitions	$201,696	$391,947	$219,677	$158,961	$289,782

Share Repurchases
During 2021, the Company executed the majority of its $230 million share repurchase program:
•During the fourth quarter, the Company purchased 3.0 million shares at an average price of $45.66 per share.
•For the full year of 2021, the Company purchased 4.8 million shares at an average price of $43.97 per share.
•On February 25, 2022, the Company’s board of directors authorized a new $150 million program upon completion of the previous program.

The new share repurchase program has no stated expiration date and repurchases may be made through open market purchases or other available means at the Company’s discretion, subject to applicable regulatory requirements. Repurchases are subject to market conditions and other factors, and the new share repurchase program remains subject to the discretion of the Company’s board of directors.

“Our strong cash and financial performance and conservative capital structure provide considerable flexibility for balanced capital deployment across portfolio acquisitions, share repurchases and other growth initiatives,” said Pete Graham, executive vice president and chief financial officer.

Conference Call Information
PRA Group, Inc. will hold a conference call today at 5:00 p.m. ET to discuss results with institutional investors and stock analysts. To listen to a webcast of the call and view the accompanying slides, visit https://ir.pragroup.com/events-and-presentations. To listen by phone, call 844-835-9982 in the U.S. or 412-317-5267 outside the U.S. and ask for the PRA Group conference call. To listen to a replay of the call, either visit the same website until February 28, 2023, or call 877-344-7529 in the U.S. or 412-317-0088 outside the U.S. and use access code 8916228 until March 7, 2022.

About PRA Group
As a global leader in acquiring and collecting nonperforming loans, PRA Group, Inc. returns capital to banks and other creditors to help expand financial services for consumers in the Americas, Europe and Australia. With thousands of employees worldwide, PRA Group, Inc. companies collaborate with customers to help them resolve their debt. For more information, please visit www.pragroup.com.

About Forward Looking Statements
Statements made herein that are not historical in nature, including PRA Group, Inc.’s or its management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

The forward-looking statements in this press release are based upon management's current beliefs, estimates, assumptions and expectations of PRA Group, Inc.’s future operations and financial and economic performance, taking into account currently available information. These statements are not statements of historical fact or guarantees of future performance, and there can be no assurance that anticipated events will transpire or that the Company's expectations will prove to be correct. Forward-

looking statements involve risks and uncertainties, some of which are not currently known to PRA Group, Inc. Actual events or results may differ materially from those expressed or implied in any such forward-looking statements as a result of various factors, including risk factors and other risks that are described from time to time in PRA Group, Inc.’s filings with the Securities and Exchange Commission, including PRA Group, Inc.’s annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, which are available through PRA Group, Inc.'s website and contain a detailed discussion of PRA Group, Inc.'s business, including risks and uncertainties that may affect future results.

Due to such uncertainties and risks, you are cautioned not to place undue reliance on such forward-looking statements, which speak only as of today. Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission or otherwise. Except as required by law, PRA Group, Inc. assumes no obligation to publicly update or revise its forward-looking statements contained herein to reflect any change in PRA Group, Inc.’s expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

PRA Group, Inc.
Consolidated Income Statements
(Amounts in thousands, except per share amounts)

	(unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Revenues:
Portfolio income	$211,613	$233,480	$875,327	$984,036
Changes in expected recoveries	40,400	36,909	197,904	69,297
Total portfolio revenue	252,013	270,389	1,073,231	1,053,333
Fee income	3,856	2,922	14,699	9,748
Other revenue	1,067	545	7,802	2,333
Total revenues	256,936	273,856	1,095,732	1,065,414
Operating expenses:
Compensation and employee services	73,781	77,533	301,981	295,150
Legal collection fees	10,998	11,783	47,206	53,758
Legal collection costs	17,099	21,638	78,330	101,635
Agency fees	15,995	17,799	63,140	56,418
Outside fees and services	21,448	23,291	92,615	84,087
Communication	9,716	9,099	42,755	40,801
Rent and occupancy	4,682	4,558	18,376	17,973
Depreciation and amortization	3,736	5,971	15,256	18,465
Other operating expenses	17,032	12,969	61,077	47,426
Total operating expenses	174,487	184,641	720,736	715,713
Income from operations	82,449	89,215	374,996	349,701
Other income and (expense):
Interest expense, net	(32,156)	(35,393)	(124,143)	(141,712)
Foreign exchange (loss)/gain	(936)	(1,022)	(809)	2,005
Other	(12)	318	282	(1,049)
Income before income taxes	49,345	53,118	250,326	208,945
Income tax expense	12,947	16,469	54,817	41,203
Net Income	36,398	36,649	195,509	167,742
Adjustment for net income attributable to noncontrolling interests	2,122	6,851	12,351	18,403
Net income attributable to PRA Group, Inc.	$34,276	$29,798	$183,158	$149,339
Net income per common share attributable to PRA Group, Inc.:
Basic	$0.80	$0.65	$4.07	$3.28
Diluted	$0.79	$0.65	$4.04	$3.26
Weighted average number of shares outstanding:
Basic	43,056	45,583	44,960	45,540
Diluted	43,562	45,973	45,330	45,860

PRA Group, Inc.
Consolidated Balance Sheets
(Amounts in thousands)

	December 31, 2021	December 31, 2020
Assets
Cash and cash equivalents	$87,584	$108,613
Investments	92,977	55,759
Finance receivables, net	3,428,285	3,514,788
Income taxes receivable	41,146	21,928
Deferred tax assets, net	67,760	83,205
Right-of-use assets	56,713	52,951
Property and equipment, net	54,513	58,356
Goodwill	480,263	492,989
Other assets	57,002	64,472
Total assets	$4,366,243	$4,453,061
Liabilities and Equity
Liabilities:
Accounts payable	$3,821	$5,294
Accrued expenses	127,802	97,320
Income taxes payable	19,276	29,692
Deferred tax liabilities, net	36,630	40,867
Lease liabilities	61,188	57,348
Interest-bearing deposits	124,623	132,739
Borrowings	2,608,714	2,661,289
Other liabilities	59,352	54,986
Total liabilities	3,041,406	3,079,535
Equity:
Preferred stock, $0.01 par value, 2,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 100,000 shares authorized, 41,008 shares issued and outstanding at December 31, 2021; 100,000 shares authorized, 45,585 shares issued and outstanding at December 31, 2020	410	456
Additional paid-in capital	—	75,282
Retained earnings	1,552,845	1,511,970
Accumulated other comprehensive loss	(266,909)	(245,791)
Total stockholders' equity - PRA Group, Inc.	1,286,346	1,341,917
Noncontrolling interest	38,491	31,609
Total equity	1,324,837	1,373,526
Total liabilities and equity	$4,366,243	$4,453,061

Select Expenses (Income) Amounts in thousands, pre-tax
	Three Months Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Noncash interest expense - amortization of debt discount	—	—	—	—	1,959	2,388	3,247	3,217
Noncash interest expense - amortization of debt issuance costs	2,455	2,406	2,391	2,256	2,393	2,476	2,743	2,640
Change in fair value of derivatives	3,115	2,982	2,911	3,102	3,875	3,701	3,284	2,039
Amortization of intangibles	(269)	104	105	181	1,792	360	351	349
Stock-based compensation expense	3,470	4,317	4,040	4,113	5,370	3,097	3,063	2,857

Purchase Price Multiples as of December 31, 2021 Amounts in thousands
Purchase Period	Purchase Price (1)(2)	Total Estimated Collections (3)	Estimated Remaining Collections (4)	Current Purchase Price Multiple	Original Purchase Price Multiple (5)
Americas and Australia Core
1996-2011	$1,287,821	$4,119,794	$27,874	320%	240%
2012	254,076	652,359	11,867	257%	226%
2013	390,826	894,234	17,955	229%	211%
2014	404,117	859,555	29,634	213%	204%
2015	443,114	910,077	79,134	205%	205%
2016	455,767	1,117,255	163,295	245%	201%
2017	532,851	1,215,524	240,172	228%	193%
2018	653,975	1,394,839	301,952	213%	202%
2019	581,476	1,257,641	434,423	216%	206%
2020	435,668	940,982	522,918	216%	213%
2021	435,846	833,624	748,852	191%	191%
Subtotal	5,875,537	14,195,884	2,578,076
Americas Insolvency
1996-2011	786,827	1,752,771	790	223%	174%
2012	251,395	393,018	67	156%	136%
2013	227,834	355,274	373	156%	133%
2014	148,420	219,141	1,583	148%	124%
2015	63,170	87,377	361	138%	125%
2016	91,442	116,498	1,468	127%	123%
2017	275,257	353,296	23,180	128%	125%
2018	97,879	134,417	38,130	137%	127%
2019	123,077	163,200	79,392	133%	128%
2020	62,130	86,107	63,473	139%	136%
2021	55,187	74,931	70,317	136%	136%
Subtotal	2,182,618	3,736,030	279,134
Total Americas and Australia	8,058,155	17,931,914	2,857,210
Europe Core
2012	20,409	42,579	—	209%	187%
2013	20,334	26,267	—	129%	119%
2014	773,811	2,239,932	460,391	289%	208%
2015	411,340	720,559	203,212	175%	160%
2016	333,090	561,569	243,437	169%	167%
2017	252,174	353,450	154,560	140%	144%
2018	341,775	527,012	287,725	154%	148%
2019	518,610	775,332	485,171	150%	152%
2020	324,119	553,951	410,322	171%	172%
2021	412,411	699,959	652,200	170%	170%
Subtotal	3,408,073	6,500,610	2,897,018
Europe Insolvency
2014	10,876	18,370	28	169%	129%
2015	18,973	29,002	892	153%	139%
2016	39,338	56,831	4,398	144%	130%
2017	39,235	49,287	10,641	126%	128%
2018	44,908	51,499	22,265	115%	123%
2019	77,218	102,095	53,796	132%	130%
2020	105,440	135,907	94,242	129%	129%
2021	53,230	71,526	66,095	134%	134%
Subtotal	389,218	514,517	252,357
Total Europe	3,797,291	7,015,127	3,149,375
Total PRA Group	$11,855,446	$24,947,041	$6,006,585
(1)Includes the acquisition date finance receivables portfolios that were acquired through the Company's business acquisitions.
(2)For the Company's non-U.S. amounts, purchase price is presented at the exchange rate at the end of the year in which the portfolio was purchased. In addition, any purchase price adjustments that occur throughout the life of the portfolio are presented at the year-end exchange rate for the respective year of purchase.
(3)For the Company's non-U.S. amounts, TEC is presented at the year-end exchange rate for the respective year of purchase.
(4)For the Company's non-U.S. amounts, ERC is presented at the December 31, 2021 exchange rate.
(5)The Original Purchase Price Multiple represents the purchase price multiple at the end of the year of acquisition.

Portfolio Financial Information For the Year Ended December 31, 2021 Amounts in thousands
Purchase Period	Cash Collections (1)	Portfolio Income (1)	Change in Expected Recoveries (1)	Total Portfolio Revenue (1)	Net Finance Receivables as of December 31, 2021 (2)
Americas and Australia Core
1996-2011	$20,819	$12,632	$5,346	$17,978	$6,433
2012	9,046	4,123	2,610	6,733	4,446
2013	16,657	7,520	1,613	9,133	8,763
2014	22,323	10,040	(742)	9,298	12,225
2015	34,938	19,582	(9,082)	10,500	31,412
2016	74,206	40,717	(1,395)	39,322	58,086
2017	129,962	61,776	11,275	73,051	108,433
2018	239,862	83,566	38,960	122,526	167,343
2019	289,779	117,189	34,744	151,933	240,112
2020	284,284	125,173	46,195	171,368	299,290
2021	85,003	61,842	(4,866)	56,976	408,212
Subtotal	1,206,879	544,160	124,658	668,818	1,344,755
Americas Insolvency
1996-2011	792	882	(73)	809	—
2012	601	188	425	613	—
2013	811	459	363	822	—
2014	1,118	1,108	(44)	1,064	148
2015	1,250	538	32	570	218
2016	7,352	1,321	(332)	989	1,060
2017	43,978	7,795	4,718	12,513	20,304
2018	31,637	5,944	3,757	9,701	33,715
2019	39,073	8,739	2,590	11,329	69,514
2020	16,108	7,220	1,885	9,105	50,482
2021	4,616	2,799	804	3,603	53,837
Subtotal	147,336	36,993	14,125	51,118	229,278
Total Americas and Australia	1,354,215	581,153	138,783	719,936	1,574,033
Europe Core
2012	1,160	—	1,160	1,160	—
2013	680	—	681	681	—
2014	149,246	94,750	25,771	120,521	131,950
2015	51,397	26,474	(7,320)	19,154	107,415
2016	46,702	23,859	(1,569)	22,290	141,981
2017	34,800	11,718	(2,815)	8,903	106,026
2018	69,106	23,502	5,352	28,854	189,813
2019	121,385	37,266	12,333	49,599	328,709
2020	91,672	35,697	13,610	49,307	250,434
2021	48,453	18,809	6,159	24,968	388,850
Subtotal	614,601	272,075	53,362	325,437	1,645,178
Europe Insolvency
2014	328	109	144	253	14
2015	1,605	647	3	650	653
2016	5,951	1,685	208	1,893	3,398
2017	9,366	1,301	379	1,680	9,673
2018	11,678	2,212	(1,153)	1,059	19,877
2019	23,867	5,552	1,307	6,859	45,649
2020	34,647	8,791	3,067	11,858	79,363
2021	5,483	1,802	1,804	3,606	50,447
Subtotal	92,925	22,099	5,759	27,858	209,074
Total Europe	707,526	294,174	59,121	353,295	1,854,252
Total PRA Group	$2,061,741	$875,327	$197,904	$1,073,231	$3,428,285
(1)Non-U.S. amounts are presented using the average exchange rates during the reporting period.
(2)For non-U.S. amounts, net finance receivables are presented at the December 31, 2021 exchange rate.

Cash Collections by Year, By Year of Purchase (1) as of December 31, 2021 Amounts in millions
		Cash Collections
Purchase Period	Purchase Price (2)(3)	1996-2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	Total
Americas and Australia Core
1996-2011	$1,287.8	$2,419.5	$486.0	$381.3	$266.3	$183.1	$119.0	$78.0	$56.0	$45.0	$29.7	$20.8	$4,084.7
2012	254.1	—	56.9	173.6	146.2	97.3	60.0	40.0	27.8	17.9	11.8	9.0	640.5
2013	390.8	—	—	101.6	247.8	194.0	120.8	78.9	56.4	36.9	23.2	16.7	876.3
2014	404.1	—	—	—	92.7	253.4	170.3	114.2	82.2	55.3	31.9	22.3	822.3
2015	443.1	—	—	—	—	117.0	228.4	185.9	126.6	83.6	57.2	34.9	833.6
2016	455.8	—	—	—	—		138.7	256.5	194.6	140.6	105.9	74.2	910.5
2017	532.9	—	—	—	—	—	—	107.3	278.7	256.5	192.5	130.0	965.0
2018	654.0	—	—	—	—	—	—	—	122.7	361.9	337.7	239.9	1062.2
2019	581.5	—	—	—	—	—	—	—	—	143.8	349.0	289.8	782.6
2020	435.7	—	—	—	—	—	—	—	—	—	133.0	284.3	417.3
2021	435.8	—	—	—	—	—	—	—	—	—	—	85.0	85.0
Subtotal	5,875.6	2,419.5	542.9	656.5	753.0	844.8	837.2	860.8	945.0	1,141.5	1,271.9	1,206.9	11,480.0
Americas Insolvency
1996-2011	786.8	667.4	336.8	313.7	244.7	128.2	44.6	8.4	4.0	2.1	1.3	0.8	1,752.0
2012	251.4	—	17.4	103.6	94.1	80.1	60.7	29.3	4.3	1.9	0.9	0.6	392.9
2013	227.8	—	—	52.5	82.6	81.7	63.4	47.8	21.9	2.9	1.3	0.8	354.9
2014	148.4	—	—	—	37.0	50.9	44.3	37.4	28.8	15.8	2.2	1.1	217.5
2015	63.2	—	—	—	—	3.4	17.9	20.1	19.8	16.7	7.9	1.3	87.1
2016	91.4	—	—	—	—	—	18.9	30.4	25.0	19.9	14.4	7.4	116.0
2017	275.3	—	—	—	—	—	—	49.1	97.3	80.9	58.8	44.0	330.1
2018	97.9	—	—	—	—	—	—	—	6.7	27.4	30.5	31.6	96.2
2019	123.1	—	—	—	—	—	—	—	—	13.4	31.4	39.1	83.9
2020	62.1	—	—	—	—	—	—	—	—	—	6.5	16.1	22.6
2021	55.2	—	—	—	—	—	—	—	—	—	—	4.5	4.5
Subtotal	2,182.6	667.4	354.2	469.8	458.4	344.3	249.8	222.5	207.8	181.0	155.2	147.3	3,457.7
Total Americas and Australia	8,058.2	3,086.9	897.1	1,126.3	1,211.4	1,189.1	1,087.0	1,083.3	1,152.8	1,322.5	1,427.1	1,354.2	14,937.7
Europe Core
2012	20.4	—	11.6	9.0	5.6	3.2	2.2	2.0	2.0	1.5	1.2	1.2	39.5
2013	20.3	—	—	7.1	8.5	2.3	1.3	1.2	1.3	0.9	0.7	0.7	24.0
2014	773.8	—	—	—	153.2	292.0	246.4	220.8	206.3	172.9	149.8	149.2	1,590.6
2015	411.3	—	—	—	—	45.8	100.3	86.2	80.9	66.1	54.3	51.4	485.0
2016	333.1	—	—	—	—	—	40.4	78.9	72.6	58.0	48.3	46.7	344.9
2017	252.2	—	—	—	—	—	—	17.9	56.0	44.1	36.1	34.8	188.9
2018	341.8	—	—	—	—	—	—	—	24.3	88.7	71.2	69.1	253.3
2019	518.6	—	—	—	—	—	—	—	—	47.9	125.7	121.4	295.0
2020	324.1	—	—	—	—	—	—	—	—	—	32.4	91.7	124.1
2021	412.4	—	—	—	—	—	—	—	—	—	—	48.4	48.4
Subtotal	3,408.0	—	11.6	16.1	167.3	343.3	390.6	407.0	443.4	480.1	519.7	614.6	3,393.7
Europe Insolvency
2014	10.9	—	—	—	—	4.3	3.9	3.2	2.6	1.5	0.8	0.3	16.6
2015	19.0	—	—	—	—	3.0	4.4	5.0	4.8	3.9	2.9	1.6	25.6
2016	39.3	—	—	—	—	—	6.2	12.7	12.9	10.7	7.9	6.0	56.4
2017	39.2	—	—	—	—	—	—	1.2	7.9	9.2	9.8	9.4	37.5
2018	44.9	—	—	—	—	—	—	—	0.6	8.4	10.3	11.7	31.0
2019	77.2	—	—	—	—	—	—	—	—	5.1	21.1	23.9	50.1
2020	105.4	—	—	—	—	—	—	—	—	—	6.1	34.6	40.7
2021	53.3	—	—	—	—	—	—	—	—	—	—	5.4	5.4
Subtotal	389.2	—	—	—	—	7.3	14.5	22.1	28.8	38.8	58.9	92.9	263.3
Total Europe	3,797.2	—	11.6	16.1	167.3	350.6	405.1	429.1	472.2	518.9	578.6	707.5	3,657.0
Total PRA Group	$11,855.4	$3,086.9	$908.7	$1,142.4	$1,378.7	$1,539.7	$1,492.1	$1,512.4	$1,625.0	$1,841.4	$2,005.7	$2,061.7	$18,594.7
(1)For the Company's non-U.S. amounts, cash collections are presented using the average exchange rates during the cash collection period.
(2)Includes the nonperforming loan portfolios that were acquired through the Company's business acquisitions.
(3)For the Company's non-U.S. amounts, purchase price is presented at the exchange rate at the end of the year in which the portfolio was purchased. In addition, any purchase price adjustments that occur throughout the life of the pool are presented at the year-end exchange rate for the respective year of purchase.

Use of Non-GAAP Financial Measures

PRA Group, Inc. reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management uses certain non-GAAP financial measures, including Adjusted EBITDA, internally to evaluate the Company’s performance and to set performance goals. Adjusted EBITDA is calculated as net income attributable to PRA Group, Inc. plus income tax expense; less foreign exchange gain (or plus foreign exchange loss); plus interest expense, net; plus other expense (or less other income); plus depreciation and amortization; plus adjustment for net income attributable to noncontrolling interests; and plus recoveries applied to negative allowance less changes in expected recoveries. Adjusted EBITDA is a supplemental measure of performance that is not required by, or presented in accordance with, GAAP. PRA Group, Inc. presents Adjusted EBITDA because the Company considers it an important supplemental measure of operations and financial performance. Management believes Adjusted EBITDA helps provide enhanced period-to-period comparability of operations and financial performance and is useful to investors as other companies in the industry report similar financial measures. Adjusted EBITDA should not be considered as an alternative to net income determined in accordance with GAAP. Set forth below is a reconciliation of Adjusted EBITDA for the years ended December 31, 2021 and 2020, to net income, the most directly comparable financial measure calculated and reported in accordance with GAAP. The calculation of Adjusted EBITDA below may not be comparable to the calculation of similarly titled measures reported by other companies.

Reconciliation of Non-GAAP Financial Measures
LTM Adjusted EBITDA for PRA Group ($ in millions)	December 31, 2021	December 31, 2020
Net income attributable to PRA Group, Inc.	$183	$149
Adjustments:
Income tax expense	55	41
Foreign exchange (gains)/losses	1	(2)
Interest expense, net	124	142
Other (income)/expense	—	1
Depreciation and amortization	15	18
Adjustment for net income attributable to noncontrolling interests	12	18
Recoveries applied to negative allowance less Changes in expected recoveries	988	968
LTM Adjusted EBITDA	$1,378	$1,337

Additionally, the Company evaluates its business using certain ratios that use Adjusted EBITDA. Debt to Adjusted EBITDA is calculated by dividing borrowings by Adjusted EBITDA. The following table reflects the Company's Debt to Adjusted EBITDA for the years ended December 31, 2021 and 2020 (amounts in millions):

Debt to Adjusted EBITDA

	December 31, 2021	December 31, 2020
Borrowings	$2,609	$2,661
LTM Adjusted EBITDA	1,378	1,337
Debt to LTM Adjusted EBITDA	1.89	1.99

Investor Contact:
Pete Graham
Executive Vice President and Chief Financial Officer
(757) 431-7913
IR@PRAGroup.com

News Media Contact:
Elizabeth Kersey
Senior Vice President, Communications and Public Policy
(757) 431-3398
Elizabeth.Kersey@PRAGroup.com